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                                                                    EXHIBIT 99.3

                                  INSTRUCTIONS

                           TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF

                                TFM, S.A. de C.V.

                          12.50% SENIOR NOTES DUE 2012

         To Registered Holder and/or Book-Entry Transfer Facility Participant:

The undersigned hereby acknowledges receipt of the Prospectus, dated ________, 2002 (the "Prospectus") of TFM, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States, and the letter of transmittal (the "Letter of Transmittal"), which together constitute our offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

         This will instruct you, the registered holder and/or Book-Entry Transfer Facility Participant, as to action to be taken by you relating to the Exchange Offer with respect to our 12.50% Senior Notes due 2012 (the "Outstanding Notes") held by you for the account of the undersigned.

         The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

         $                   of the 12.50% Senior Notes due 2012.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):
                  $

         [ ] NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to, the representations that (i) any new registered notes (the "Exchange Notes") being received by the undersigned will be acquired in the ordinary course of its business, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the undersigned has no
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arrangements or understandings with any person to participate in the Exchange
Offer for the purpose of distributing the Exchange Notes within the meaning of the Securities Act, (iv) the undersigned is not our "affiliate", as defined in Rule 405 of the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (v) if the undersigned is a broker-dealer, by tendering Outstanding Notes and executing this Letter of Transmittal, such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act); (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Notes.

                            EXCHANGING DEALER STATUS

[ ] Check this box if the beneficial owner of the Outstanding Notes is an exchanging dealer and such exchanging dealer acquired the Outstanding Notes for its own account as a result of market-making activities or other trading activities.

                                    SIGN HERE

Name of beneficial owner(s):  __________________________________________________

Signature(s):  _________________________________________________________________

Name (please print):  __________________________________________________________

Address:  ______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Telephone number:  _____________________________________________________________

Taxpayer Identification or Social Security Number:  ____________________________

Date:  _________________________________________________________________________

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